EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Reed’s, Inc

We hereby consent to the incorporation by reference in the previously filed Registration Statement of Reed’s, Inc. on Form S-8 (SEC File Number 333-178623) which was filed with the Commission on December 20, 2011 of our report, dated March 26, 2012, appearing in the annual report on Form 10K for the years ended December 31, 2011 and 2010.

WEINBERG & COMPANY, P.A. Certified Public Accountants

Los Angeles, California
March 26, 2012